China Education Alliance Announces Authorization for Stock Repurchase

HARBIN, China, Dec. 8, 2010 /PRNewswire-Asia-FirstCall/ — China Education Alliance, Inc. (NYSE:CEU - News), a China-based education resource and services company, today announced that its board of directors authorized a stock repurchase program. The program authorizes a buyback of the Company's common stock up to a value of $10 million and is valid through December 1, 2011. The program will be initialized by having the company funds utilized to open a brokerage account in the United States.

Mr. Xiqun Yu, Chairman and Chief Executive Officer of China Education Alliance, Inc. stated, "After careful consideration from our shareholders and advisors, the Company is pleased to announce the authorization to repurchase the Company's common stock. Today there is no other investment China Education Alliance can make with a higher return then making it in ourselves. We are fully committed to receiving feedback and taking recommendations from our investors, evaluating all our options and acting in the best interest of all shareholders."

China Education Alliance may repurchase shares of its common stock from time to time in the open market or in privately negotiated transactions pursuant to the applicable legal requirements of the SEC. The timing and actual number of shares repurchased will depend on a variety of factors including regulatory restrictions on price, manner, timing, and volume, corporate and other regulatory requirements and other market conditions in an effort to minimize the impact of the purchases on the market for the stock. The repurchased stock will be cancelled and returned to the Company's authorized but unissued Common Stock to be used for acquisitions and other valid corporate purposes.

About China Education Alliance, Inc.

China Education Alliance, Inc. (http://www.chinaeducationalliance.com ) is a fast-growing, leading, China-based company offering high-quality education resources and services to students ages 6 to 18 and adults (university students and professionals) ages 18 and over. For students ages 6 to 18, China Education Alliance offers supplemental, online exam-oriented training materials and onsite, exam-oriented training and tutoring services. The company provides online, downloadable famous-teacher resources and onsite, personalized instruction. All resources and tutoring services are provided by famous teachers within mainland China. The purpose of online exam-orientated resources and onsite tutoring is to help Chinese students (ages 6 to 18) pass the two most important and highly competitive exams in their educational career: the senior high school entrance and college entrance exams. For graduates and professionals age 18 and over, China Education Alliance provides vocational training including IT and several professional training programs.

Forward-Looking Statements

Statements contained in this press release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, expectations of signing new customers and contracts, developing new products, projected revenues and earnings, and the success of new products. These forward-looking statements are based largely on current expectations and are subject to a number of known and unknown risks, uncertainties and other factors beyond our control that could cause actual events and results to differ materially from these statements. These statements are not guarantees of future performance, and readers are cautioned not to place undue reliance on these forward-looking statements, which are relevant as of the date of the given press release and should not be relied upon as of any subsequent date. China Education Alliance undertakes no obligation to update the forward-looking information contained in this press release.

For more information, please contact:

China Education Alliance, Inc.
Zack Pan, CFO
Tel: +1-405-315-9987 +1-405-315-9987
Email: zackpan08@edu-chn.com, zackpan08@gmail.com

HSC Global
Alan Sheinwald, Managing Director
Tel: +1-914-669-0222 +1-914-669-0222
Email: alan.sheinwald@hscglobal.net